EXHIBIT 32.1

CERTIFICATION
OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lars Brannvall, Chief Executive Officer and Chief Financial Officer of Coloured (US) Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: May 15, 2008

/s/ Lars Brannvall

Lars Brannvall
Chief Executive Officer and Chief Financial Officer